Exhibit 99.3

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
GIVING EFFECT TO THE ACQUISITION OF WOODSTOCK HILLS LLC

JUHL WIND, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of Juhl Wind, Inc. and subsidiaries and the balance sheet of Woodstock Hills (Woodstock), as of March 31, 2011, giving effect to the purchase of 99.9% of the Woodstock membership interests as if it had been consummated on March 31, 2011. The following unaudited pro forma condensed consolidated statement of operations for the three month period ended March 31, 2011 and the twelve month period ended December 31, 2010 combines the consolidated statement of operations of Juhl Wind, Inc. for its three months ended March 31, 2011 and its year ended December 31, 2010 with the statements of operations of  Woodstock for its three months ended March 31, 2011 and its year ended December 31, 2010, giving effect to the acquisition of the outstanding membership interests of Woodstock as if it had occurred at January 1, 2010. The .1% minority interest is considered immaterial for purposes of this presentation.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the membership interest acquisition, are factually supportable and are expected to have a continuing impact on the combined results. Certain events related and attributable to the acquisition may have occurred at Juhl Wind, Inc. prior the closing of the acquisition or immediately after the acquisition due to the acquisition transaction. Accordingly, the adjustments presented on the pro forma condensed consolidated financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition. We derived the historical financial information of Juhl Wind, Inc. for the three months ended March 31, 2011 from the unaudited consolidated financial statements of Juhl Wind, Inc. as filed on Form 10-Q for the three months ended March 31, 2011. We derived the historical financial information of Juhl Wind, Inc. for the year ended December 31, 2010 from the audited financial statements of Juhl Wind, Inc included in the Form 10-K filing dated March 31, 2011.  We derived the historical financial information of Woodstock for the three months ended March 31, 2011 from Woodstock’s unaudited internal financial statements incorporated herein and the December 31, 2010 audited financial statements, also incorporated herein. This information should be read together with Juhl Wind, Inc’s, audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Juhl Wind, Inc included in its annual report on Form 10-K filed March 31, 2011 and its quarterly reports on Form 10-Q filed May 15, 2011 and August 15, 2011.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

In the acquisition, Juhl Wind, Inc acquired 99.9% of the outstanding Woodstock membership interests of Woodstock in exchange for $400,000 cash. As a result, Woodstock is now a subsidiary.

JUHL WIND, INC
NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF OPERATIONS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2011
AND THE YEAR ENDED DECEMBER 31, 2010

Note 1.  Basis of Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Pro forma adjustments are necessary to (i) record certain events related or attributable to the membership interest acquisition of Woodstock, and (ii) the accounting upon consummation of the business combination.

Note 2.  Pro Forma Adjustments

Descriptions of the adjustments included in the unaudited pro forma condensed consolidated balance sheet and the condensed consolidated statements of operations are as follows:

(a)
 Juhl Wind, Inc. acquired 99.9% of the outstanding membership interests of Woodstock Hills LLC (“Woodstock”). The remaining .1% of the membership interests are owned by Dan Juhl, the Company’s controlling stockholder and is considered immaterial for purposes of recording a noncontrolling interest on the Juhl Wind financial statements. The 99.9% of the membership interests of Woodstock were acquired in exchange for $400,000 cash.

The acquisition is being accounted for under the acquisition method.  No goodwill was recorded in connection with the transaction. The assets and liabilities of Woodstock were recorded at their respective estimated fair values.  The Company used a combination of the market and cost approaches to estimate the fair values of the Woodstock assets acquired and liabilities assumed. The fair value estimates include an increase of approximately $450,000 to the property and equipment of Woodstock based on our assessment of fair value in comparison to Woodstock’s carrying values. Included in the acquisition was the in-place power purchase agreement (PPA). Juhl Wind, Inc. determined that this agreement was below current market power rates. As such, an unfavorable contract liability of approximately $3,419,000 was recorded as of March 31, 2011for pro forma purposes.

(b)
An adjustment was made to eliminate intercompany maintenance services revenue transactions between Juhl Energy Services, Inc., a wholly-owned subsidiary of Juhl Wind, Inc., and Woodstock in the amounts of approximately $274,000 for the year ended December 31, 2010 and approximately $11,000 for the three months ended March 31, 2011.

(c)
An adjustment was made to Woodstock’s revenue as a result of an unfavorable contract liability of approximately $3,214,000 presumed as if the acquisition date occurred on January 1, 2010.  The power purchase rates in the PPA between Woodstock and the utility off-taker  are considered unfavorable when compared with market conditions at the time of the assumed acquisition. The amount of this liability was determined based on what Juhl Wind, Inc. believes is the current market rate that power purchasers are paying for electrical power, net of the fair value of the renewable energy credits that Woodstock Hills could be expected to realize during the term of the PPA.   The net increase to the unfavorable contract liability is approximately $87,000 and $17,000, for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively, and is charged to revenue.

(d)
As required by Regulation S-X, Rule 11-02, historical income results of Juhl Wind, Inc. and Woodstock shall apply the appropriate tax rate due to the tax status of Juhl Wind, Inc. being a C-Corp.  Income taxes are assumed at a 40% tax rate. A tax benefit of $176,000 is reflected in the Statement of Operations for the year ended December 31, 2010.  A tax provision for the three months ended March 31, 2011 was deemed immaterial.

(e)
Basic outstanding shares include the weighted average shares of the Company’s common stock outstanding as if issued on January 1, 2011 and January 1, 2010. Diluted outstanding shares reflects the potential dilution effect that would occur if common stock warrants and convertible preferred stock were exercised or converted to common shares. However, for 2010, diluted outstanding shares is identical to basic outstanding shares, since potential common share equivalents are excluded from the calculation, as their effect is anti-dilutive, due to the Company’s net loss for the periods presented.

 JUHL WIND, INC.
 UNAUDITED  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2011

	HISTORICAL	HISTORICAL	PRO FORMA		PRO FORMA
	JUHL	WOODSTOCK	ADJUSTMENTS		CONSOLIDATED
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,306,782	$279,215	$(400,000)	(a)	$4,185,997
Accounts receivable	1,986,262	98,430	-		2,084,692
Short term investments and accrued interest receivable	327,610		-		327,610
Short term investments - restricted	419,907		-		419,907
Promissory note receivable - including interest	3,926,400		-		3,926,400
Inventory	1,828,062	-	-		1,828,062
Reimbursable project costs	113,161	-	-		113,161
Other current assets	104,354	34,726	-		139,080
Current deferred income taxes	41,000	-	-		41,000
TOTAL CURRENT ASSETS	13,053,538	412,371	(400,000)		13,065,909

PROPERTY AND EQUIPMENT (Net)	483,934	4,395,202	449,711	(a)	5,328,847

OTHER ASSETS
Project development costs	2,595,319	-	-		2,595,319
Promissory note receivable - long term portion	1,606,087		-		1,606,087
Financing costs (net)	-	16,165	-		16,165
Equity investment in wind farm	478,570		-		478,570
Deferred income taxes	344,000	-	-		344,000
TOTAL OTHER ASSETS	5,023,976	16,165	-		5,040,141

TOTAL ASSETS	$18,561,448	$4,823,738	49,711		$23,434,897

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,374,900	$10,001	$		$1,384,901
Bank notes payable	411,167	-			411,167
Advance on sale of project development costs	1,000,000	-			1,000,000
Accrued expenses	534,198	24,452			558,650
Billings in excess of costs and estimated profits	95,339	-			95,339
Customer deposits	149,339	-			149,339
Deferred revenue	920,917	-			920,917
Income taxes payable	700,000	-			700,000
Current portion of bank notes payable	-	251,842	-		251,842
Promissory notes payable - including interest	5,899,365	-	-		5,899,365
TOTAL CURRENT LIABILITIES	11,085,225	286,295	-		11,371,520

LONG-TERM LIABILITIES
Bank note payable	-	1,168,158	-		1,168,158
Deferred revenue		3,809,320	(3,809,320)	(a)	-
Power purchase contract liability	-	-	3,418,996	(a)	3,418,996
TOTAL LONG-TERM LIABILITIES	-	4,977,478	(390,324)		4,587,154

EQUITY
Preferred stock - Series A	2,525,589	-	-		2,525,589
Preferred stock - Series B	12,819,116	-			12,819,116
Common stock	2,132	-	-		2,132
Additional paid-in capital	7,306,372	-	-		7,306,372
Treasury stock	(84,795)	-			(84,795)
Accumulated deficit	(15,159,627)	(440,035)	440,035	(a)	(15,159,627)
Noncontrolling interest in equity	67,436	-	-		67,436
TOTAL STOCKHOLDERS' EQUITY	7,476,223	(440,035)	440,035		7,476,223

TOTAL LIABILITIES AND EQUITY	$18,561,448	$4,823,738	$49,711		$23,434,897

        JUHL WIND, INC.
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2011

	HISTORICAL	HISTORICAL	PRO FORMA		PRO FORMA
	JUHL	WOODSTOCK	ADJUSTMENTS		CONSOLIDATED

REVENUE	$6,591,411	$204,719	$(27,701)	(b), (c)	$6,768,429
COST OF REVENUES	791,990	-	-		791,990
GROSS PROFIT	5,799,421	204,719	(27,701)		5,976,439

OPERATING EXPENSES	1,020,733	191,887	(11,183)	(b)	1,201,437

OPERATING INCOME	4,778,688	12,832	(16,518)		4,775,002

OTHER INCOME (EXPENSE)
Interest income	138,769	49	-		138,818
Interest expense	(163,608)	(19,091)	-		(182,699)
NET OTHER INCOME (EXPENSE)	(24,839)	(19,042)	-		(43,881)

NET LOSS BEFORE INCOME TAX	4,753,849	(6,210)	(16,518)		4,731,121

PROVISION FOR INCOME TAXES	1,952,000	-	-	(d)	1,952,000

NET INCOME (LOSS)	2,801,849	(6,210)	(16,518)		2,779,121

LESS NET LOSS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(1,714)	-	-		(1,714)

NET INCOME (LOSS) ATTRIBUTED TO JUHL WIND INC.	$2,803,563	$(6,210)	$(16,518)		$2,780,835

PREFERRED STOCK CUMULATIVE DIVIDEND	96,400	-	-		96,400

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$2,707,163	$(6,210)	$(16,518)		$2,684,435

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,266,752				21,266,752

INCOME PER COMMON SHARE - BASIC	$0.13			(e)	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	21,317,925				21,317,925

INCOME PER COMMON SHARE - DILUTED	$0.13			(e)	$0.13

 JUHL WIND, INC.
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 2010

	HISTORICAL	HISTORICAL	PRO FORMA		PRO FORMA
	JUHL	WOODSTOCK	ADJUSTMENTS		CONSOLIDATED

REVENUE	$6,268,143	$695,760	$(360,992)	(b), (c)	$6,602,911
COST OF REVENUES	4,894,481	-	-		4,894,481
GROSS PROFIT	1,373,662	695,760	(360,992)		1,708,430

OPERATING EXPENSES	4,120,271	1,005,701	(273,564)	(b)	4,852,408

OPERATING LOSS	(2,746,609)	(309,941)	(87,428)		(3,143,978)

OTHER INCOME (EXPENSE)
Interest income	655,468	194	-		655,662
Interest expense	(687,024)	(131,847)	-		(818,871)
NET OTHER INCOME (EXPENSE)	(31,556)	(131,653)	-		(163,209)

NET LOSS BEFORE INCOME TAX	(2,778,165)	(441,594)	(87,428)		(3,307,187)

INCOME TAX BENEFIT	(978,000)	-	(176,000)	(d)	(1,154,000)

NET LOSS	(1,800,165)	(441,594)	88,572		(2,153,187)

LESS NET LOSS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(16,978)	-	-		(16,978)

NET INCOME (LOSS) ATTRIBUTED TO JUHL WIND INC.	$(1,783,187)	$(441,594)	$88,572		$(2,136,209)

PREFERRED STOCK CUMULATIVE DIVIDEND	390,955	-	-		390,955

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,174,142)	$(441,594)	$88,572		$(2,527,164)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - BASIC AND DILUTED	21,132,144				21,132,144

EARNINGS PER COMMON SHARE - BASIC AND DILUTED	(0.10)			(e)	$(0.12)